UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 6, 2007

NeoMagic Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-22009	77-0344424
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 Jay Street, Santa Clara, California	95054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 988-7020

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 6, 2007, the Board of Directors of NeoMagic Corporation (the “Company”) agreed to amend its Preferred Stock Rights Agreement dated as of December 19, 2002, as amended, by and between the Company and Computershare Trust Company, N.A. (f/k/a EquiServe Trust Company, N.A.) (the “Rights Agreement”), to increase from 15% to 20% the ownership percentage of Common Shares then outstanding that will cause Special Situations Private Equity Fund, L.P. and its affiliates (collectively, “Special Situations”) to be deemed an Acquiring Person (as such terms are defined in the Rights Agreement).

The Amendment No. 3 to Preferred Stock Rights Agreement dated as of April 6, 2007, by and between the Company and Computershare Trust Company, N.A. (f/k/a EquiServe Trust Company, N.A.) appears as Exhibit 4.4 to Amendment No. 2 to our registration statement on Form 8-A/A, filed with the Securities and Exchange Commission on April 12, 2007.

Item 3.03.	Material Modification to Rights of Security Holders.

Information contained under Item 1.01 is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 6, 2007, our Board of Directors unanimously approved amendments to our Bylaws that allow explicitly for the use of electronic transmissions for (i) notice of special meetings of the Board of Directors and (ii) actions by written consent of the Board of Directors without a meeting. A copy of our Bylaws, as amended, is attached to this Current Report on Form 8-K as Exhibit 3.1.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Bylaws, as amended.

4.4	Amendment No. 3 to Preferred Stock Rights Agreement dated as of April 6, 2007, by and between the Company and Computershare Trust Company, N.A. (f/k/a EquiServe Trust Company, N.A.) (1)

(1)	Incorporated by reference to Amendment No. 2 to our registration statement on Form 8-A/A, filed with the Securities and Exchange Commission on April 12, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NeoMagic Corporation
(Registrant)

Date: April 12, 2007	/s/ Douglas R. Young
Douglas R. Young
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Bylaws, as amended.

4.4	Amendment No. 3 to Preferred Stock Rights Agreement dated as of April 6, 2007, by and between the Company and Computershare Trust Company, N.A. (f/k/a EquiServe Trust Company, N.A.) (1)

(1)	Incorporated by reference to Amendment No. 2 to our registration statement on Form 8-A/A, filed with the Securities and Exchange Commission on April 12, 2007.